Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2007, accompanying the consolidated financial statements of Micronetics, Inc. and subsidiaries on Form 10-KSB for the year ended March 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (File No. 33-80151, effective 11/28/1995, File No. 333-128223, effective 9/9/2005 and File No. 333-46646, effective 9/26/2000, File No. 333-138956, effective 11/27/2006) of Micronetics, Inc.

/s/ Grant Thornton LLP

Boston, Massachusetts

June 27, 2007